Exhibit 5.1

Proskauer Rose LLP 2029 Century Park East, Suite 2400 Los Angeles, CA 90067-3010

April 29, 2021

Benitec Biopharma Inc.

3940 Trust Way

Hayward, California 94545

Ladies and Gentlemen:

We have acted as counsel to Benitec Biopharma Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a preliminary prospectus supplement dated April 27, 2021 (the “Preliminary Prospectus Supplement”), and a final prospectus supplement, dated April 29, 2021 (the “Final Prospectus Supplement,” and together with the Preliminary Prospectus Supplement, the “Prospectus Supplement”), to the prospectus, included as part of a Registration Statement (the “Registration Statement”) on Form S-3 (File No. 333-253259), relating to the offer and sale of (i) 3,036,366 shares (the “Firm Shares”) of the common stock, par value $0.0001 per share, of the Company (“Common Stock”), and (ii) up to an additional 455,454 shares of Common Stock which may be offered pursuant to an underwriters’ option to purchase additional shares of Common Stock (the “Option Shares,” and together with the Firm Shares, the “Shares”), to be issued to H.C. Wainwright & Co., LLC (the “Underwriter”) pursuant to the Amended and Restated Underwriting Agreement, dated April 27, 2021, by and between the Company and the Underwriter (the “Underwriting Agreement”).

In connection with rendering this opinion, we have examined originals, certified copies or copies otherwise identified as being true copies of the following:

(a) the Registration Statement;

(b) the Prospectus Supplement;

(b) the Underwriting Agreement;

(c) the amended and restated certificate of incorporation of the Company, as in effect on the date hereof and as amended to date;

(d) the amended and restated bylaws of the Company, as in effect on the date hereof and as amended to date;

(e) corporate proceedings of the Company relating to its proposed issuance of the Shares; and

(f) such other instruments and documents as we have deemed relevant or necessary in connection with our opinions set forth herein.

We have made such examination of law as we have deemed necessary to express the opinion contained herein. As to matters of fact relevant to this opinion, we have relied upon, and assumed without independent verification, the accuracy of certificates of public officials and officers of the Company. We have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as certified, facsimile or photostatic copies, and the authenticity of the originals of such copies.

Based upon the foregoing, and subject to the limitations, qualifications, exceptions and assumptions expressed herein, we are of the opinion, assuming no change in the applicable law or pertinent facts, that the Shares have been duly authorized for issuance and, when the Shares are issued and paid for in accordance with the terms and conditions of the Underwriting Agreement, the Shares will be validly issued, fully paid and non-assessable.

Beijing | Boca Raton | Boston | Chicago | Hong Kong | London | Los Angeles | New Orleans | New York | Paris | São Paulo | Washington, DC

Benitec Biopharma Inc.

April 29, 2021

This opinion is limited in all respects to the General Corporation Law of the State of Delaware, and we express no opinion as to the laws, statutes, rules or regulations of any other jurisdiction. The reference and limitation to the “General Corporation Law of the State of Delaware” includes all applicable Delaware statutory provisions of law and reported judicial decisions interpreting these laws.

We hereby consent to the filing of this opinion letter in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act as Exhibit 5.1 to the Current Report on Form 8-K to be filed by the Company with the Commission on April 29, 2021 and to the reference to our firm under the caption “Legal Matters” in the Prospectus Supplement, and we further consent to the incorporation of this opinion by reference into the Registration Statement and the Prospectus Supplement. In giving the foregoing consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Proskauer Rose LLP